UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2018 (May 22, 2018)

STELLAR ACQUISITION III INC.

(Exact name of registrant as specified in its charter)

Republic of Marshall Islands	001-37862	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

90 Kifissias Avenue, Maroussi Athens, Greece	15125
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   +30 210 876-4858

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 23, 2018, in connection with the Meeting (as defined below), Stellar Acquisition III Inc. (the “Company”) entered into the Trust Amendment (as defined below) with Continental Stock Transfer & Trust Company (“Continental”), pursuant to which the parties extended the date on which Continental must liquidate the trust account established in connection with the Company’s initial public offering if the Company has not completed an initial business combination, from May 24, 2018 to August 24, 2018, and to permit the withdrawal of funds from the trust account to pay shareholders who properly exercise their redemption rights in connection with the Extension Amendment (as defined below). A copy of the Trust Amendment is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 24, 2018, in connection with the Meeting, the Company filed the Charter Amendment (as defined below) with the Registrar of Corporations of the Republic of the Marshall Islands. A copy of the Charter Amendment is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 22, 2018, the Company held a special meeting of shareholders (the “Meeting”). At the Meeting, the Company’s shareholders approved (i) an amendment to the Company’s Second Amended and Restated Articles of Incorporation (the “Charter Amendment”), extending the date by which the Company must consummate its initial business combination from May 24, 2018 to August 24, 2018 or such earlier date as determined by the Company’s board of directors (the “Extension Amendment”), and (ii) the amendment and restatement of that certain Investment Management Trust Agreement, dated as of August 18, 2016, by and between the Company and Continental, to extend the date on which Continental must liquidate the trust account established in connection with the Company’s initial public offering if the Company has not completed an initial business combination, from May 24, 2018 to August 24, 2018, and to permit the withdrawal of funds from the trust account to pay shareholders who properly exercise their redemption rights in connection with the Extension Amendment (the “Trust Amendment”).

The final voting results for the Extension Amendment were as follows:

For	Against	Abstentions	Broker Non-Votes
7,774,729	457,500	4,000	0

The final voting results for the Trust Amendment were as follows:

For	Against	Abstentions	Broker Non-Votes
7,774,729	457,500	4,000	0

Shareholders holding 3,353,060 public shares exercised their right to redeem such public shares into a pro rata portion of the trust account. As a result, an aggregate of approximately $34,787,998 (or approximately $10.375 per share) will be removed from the Company’s trust account to pay such holders.

As indicated in the Company’s proxy materials relating to the Meeting, since the Extension Amendment was approved, the Company’s sponsor has agreed to contribute to the Company as a loan $0.035 for each public share that was not redeemed, for each calendar month (commencing on May 24, 2018 and on the 24th day of each subsequent month), or portion thereof, that is needed by the Company to complete a business combination from May 24, 2018 until August 24, 2018, to be deposited in the Company’s trust account. Accordingly, the Company’s sponsor will contribute an aggregate of approximately $124,165 (the “Contribution”) to the Company within five calendar days from the beginning of each such calendar month (or portion thereof), with the initial Contribution to be contributed by May 29, 2018. If the Company takes the full time through August 24, 2018 to complete the initial business combination, the redemption amount per share at the meeting for such business combination or the Company’s subsequent liquidation will be approximately $10.48 per share. The amount of the Contribution will not bear interest and will be repayable by the Company to the sponsor upon consummation of an initial business combination.

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Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Amendment to the Second Amended and Restated Articles of Incorporation of the Company
10.1	Amended and Restated Investment Management Trust Agreement, dated as of May 23, 2018, by and between the Company and Continental Stock Transfer and Trust Company

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 24, 2018

STELLAR ACQUISITION III INC.

By:	/s/ Prokopios (Akis) Tsirigakis
Name: Prokopios (Akis) Tsirigakis
Title: co-Chief Executive Officer

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